UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2023

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Inner Belt Road
Somerville, Massachusetts		02143
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	FNCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 24, 2023, Finch Therapeutics Group, Inc. (the “Company”) announced decisions to discontinue its Phase 3 clinical trial of CP101 in recurrent C. difficile infection and to focus on realizing the value of its intellectual property estate and other assets. In connection with these decisions, on January 23, 2023, the Company’s board of directors approved certain expense reduction measures, including a reduction of the Company’s workforce by 77 full-time employees, or approximately 95% of the Company’s current employee base (the “Restructuring”). The Company initiated the Restructuring on January 24, 2023, with the majority of impacted positions ending in February 2023 and a small portion of positions maintained into May 2023.

As a result of the Restructuring, the Company estimates that it will incur approximately $4.1 million in costs resulting from cash expenditures consisting of one-time severance payments, outplacement services and related expenses. The Company expects to record a significant portion of these charges in the first half of 2023. The Restructuring is expected to be substantially complete by the end of the second quarter of 2023. The estimates of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions and actual results may differ. The Company may also incur other charges or cash expenditures not currently contemplated in connection with the Restructuring.

Item 7.01 Regulation FD Disclosure.

On January 24, 2023, the Company issued a press release related to the Restructuring. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K (this “Current Report”) includes “forward-looking statements.” Words such as “will,” "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s focus on realizing the value of its intellectual property estate and other assets, the Company’s estimate of expenses that it will incur in connection with the Restructuring and the expected timing for completion of the Restructuring and the timing of the associated charges. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, those related to: the occurrence of impediments to the Company’s ability to execute the Restructuring or identify opportunities to realize the value of its intellectual property estate and other assets as currently contemplated; the risk that the restructuring costs and charges may be greater than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s ability to retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the Company’s restructuring efforts may negatively impact the Company’s business operations and reputation; the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; the Company’s ability to comply with legal and regulatory requirements; and the Company’s ability to maintain patent and other intellectual property protection and the possibility that the Company’s intellectual property rights may be infringed, invalid or unenforceable or will be threatened by third parties. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022, as supplemented by the Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 16, 2022, August 11, 2022 and November 10, 2022, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the SEC. All forward-looking statements contained in this Current Report speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated January 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date:	January 24, 2023	By:	/s/ Mark Smith
Mark Smith, Ph.D. Chief Executive Officer